Exhibit (h)(4)(ii)

November 17, 2017

Natixis Funds Trust I

Natixis Funds Trust II

Natixis Funds Trust IV

Loomis Sayles Funds I

Loomis Sayles Funds II

Gateway Trust

888 Boylston Street, Suite 800

Boston, MA 02199-8197

Re:	Reimbursement of Class N Transfer Agency Fees

Ladies and Gentlemen:

NGAM Advisors, L.P. notifies you that it will reimburse any and all transfer agency expenses for Class N shares for the following Funds during the periods indicated below:

Fund Name	Period Covered
AEW Real Estate Fund	May 1, 2018 – April 30, 2019
ASG Managed Futures Strategy Fund	May 1, 2018 – April 30, 2019
Gateway Equity Call Premium Fund	May 1, 2018 – April 30, 2019
Loomis Sayles Dividend Income Fund	April 1, 2018 – March 31, 2019
Loomis Sayles Global Equity and Income Fund	February 1, 2018 – January 31, 2019
Loomis Sayles Global Growth Fund	April 1, 2018 – March 31, 2019
Loomis Sayles High Income Fund	February 1, 2018 – January 31, 2019
Loomis Sayles Inflation Protected Securities Fund	February 1, 2018 – January 31, 2019
Loomis Sayles Limited Term Government and Agency Fund	February 1, 2018 – January 31, 2019
Loomis Sayles Multi-Asset Income Fund	May 1, 2018 – April 30, 2019
Loomis Sayles Senior Floating Rate and Fixed Income Fund	April 1, 2018 – March 31, 2019
Loomis Sayles Strategic Alpha Fund	May 1, 2018 – April 30, 2019
Mirova Global Sustainable Equity Fund	May 1, 2018 – April 30, 2019
Natixis Oakmark Fund	May 1, 2018 – April 30, 2019
Natixis Oakmark International Fund	May 1, 2018 – April 30, 2019
Natixis U.S. Equity Opportunities Fund	May 1, 2018 – April 30, 2019
Vaughan Nelson Select Fund	April 1, 2018 – March 31, 2019
Vaughan Nelson Small Cap Value Fund	May 1, 2018 – April 30, 2019

During the periods covered by this agreement, the expense reimbursement arrangement set forth above for each of the Funds may only be modified by a majority vote of the “non-interested” Trustees of the Trust affected

We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-1A for the Funds with the Securities and Exchange Commission, in accruing the Funds’ expenses for purposes of calculating each Fund’s net asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and expressly permit you to do so.

NGAM ADVISORS, L.P.

By:	NGAM Distribution Corporation, its general partner

By:	/s/ Russell Kane
Russell Kane
Executive Vice President, General Counsel, Secretary and Clerk